NOTICE TO TRANSFER AGENT

This Notice to Transfer Agent, dated as of May 24, 2019, is made pursuant to the Fourth Amended and Restated Transfer Agency and Service Agreement, as amended, (the “Agreement”), dated as of July 1, 2010, between AIM Investment Funds (Invesco Investment Funds) (the “Trust”) and Invesco Investment Services, Inc. (“IISI”).

WHEREAS, the above-named parties entered into the Agreement for the purpose of having IISI perform certain transfer agency services and functions for the benefit of certain shareholders of the Trust; and

WHEREAS, Article 8 of the Agreement provides that additional portfolios of the Trust may be added to the Agreement pursuant to written notice to IISI;

NOW, THEREFORE, the parties agree as follows:

1.    Addition of Portfolio. The Trust hereby notifies IISI that the Trust has established the following new series of shares:

New Portfolio	Share Classes Offered
Invesco Oppenheimer Capital Income Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer Developing Markets Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer Discovery Mid Cap Growth Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer Emerging Markets Innovators Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer Emerging Markets Local Debt Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer Fundamental Alternatives Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer Global Allocation Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer Global Multi-Asset Income Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer Global Strategic Income Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer Global Unconstrained Bond Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer International Bond Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer Macquarie Global Infrastructure Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer Preferred Securities and Income Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer SteelPath MLP Alpha Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer SteelPath MLP Alpha Plus Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer SteelPath MLP & Energy Infrastructure Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer SteelPath MLP Income Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer SteelPath MLP Select 40 Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer SteelPath Panoramic Fund	A, C, R, Y, R5, R6

Invesco Oppenheimer Total Return Bond Fund	A, C, R, Y, R5, R6

The Trust also hereby notifies IISI that the Trust desires to add the New Portfolio under the Agreement.

2.    Date of Effectiveness. The addition of the Classes of the New Portfolio under the Agreement shall be effective as of May 24, 2019.

IN WITNESS WHEREOF, the parties have executed this Notice as of the date first above written.

ACKNOWLEDGED AND AGREED: INVESCO INVESTMENT SERVICES, INC.		AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

By:	/s/ William J. Galvin, Jr.	By:	/s/ Jeffrey H. Kupor
	William J. Galvin, Jr.		Jeffrey H. Kupor
	President		Senior Vice President

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